Exhibit 99.1

Enterasys Networks Reports Fourth Quarter and Fiscal Year 2003 Results

   ANDOVER, Mass.--(BUSINESS WIRE)--Feb. 10, 2004--

   Company Reports 5% Sequential Growth in Revenue, Improved Gross
            Margin, and Positive Cash Flow from Operations

   Enterasys Networks Inc. (NYSE: ETS), a leading provider of Secure Networks(TM) for enterprise customers, today announced financial results for its fourth fiscal quarter and the fiscal year ended January 3, 2004.
   Net revenue for the fourth quarter of 2003 was $103.3 million, compared with net revenue of $98.4 million for the preceding quarter. Net loss available to common shareholders for the fourth quarter of 2003 was $8.9 million, or $0.04 per share, compared with a net loss available to common shareholders of $56.1 million, or $0.27 per share, for the third quarter of 2003.
   Net revenue for 2003 was $414.5 million, compared to $484.8 million for 2002. Net loss available to common shareholders for 2003 was $114.8 million, or $0.56 per share, compared to a net loss available to common shareholders of $127.2 million, or $0.63 per share for 2002.
   The Company reported that the Matrix N-Series, its high-end Layer
3 switching platform, grew to approximately 25% of product shipments in the fourth quarter, representing a 39% increase from the third quarter. The Company also plans to release additional enhancements to the Matrix N-Series in early 2004.
   The Company generated $28.1 million of cash from its fourth quarter operating activities, including $17.5 million from insurance reimbursements. The Company ended 2003 with $221.1 million of cash and marketable securities, including $18.7 million of restricted cash.
   "Our accomplishments demonstrate that in 2003 we successfully increased our competitiveness in the enterprise data networking market," stated William K. O'Brien, Chief Executive Officer of Enterasys Networks. "With these accomplishments and improvements in place, during 2004 we will aggressively work to accelerate our leadership position in delivering Secure Networks(TM) to enterprise customers."
   The Company's overall gross margin for the fourth quarter was 56.0% compared to a gross margin of 43.7% in the third quarter. The third quarter gross margin included the impact of two non-cash inventory charges related to our new product transitions that lowered the margin for the third quarter by 8.0 percentage points. Gross margin for 2003 was 50.3% compared to gross margin of 43.3% for 2002. The introduction of several higher margin products were significant contributors to this improvement.
   O'Brien continued, "We are very optimistic about our opportunities in 2004. We have a much improved product portfolio that possesses unique and deeply rooted Secure Networks(TM) capabilities. We have also developed a go to market strategy focused on Secure Networks, which differentiates us in the marketplace. And finally, we have in place a highly talented management team committed to making Enterasys a world class company, winning in the market and expanding our customer base."

   Conference Call:

   Enterasys Networks will host a conference call today at 5:00 pm ET to further discuss these results. The live call may be accessed from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/ . The call will also be available for replay beginning at 8:00 pm ET on February 10th and ending February 24th 2004. To access the replay, dial 888-286-8010 and enter pass code 73193736 or visit the investor relations section of Enterasys' website located at http://www.enterasys.com/corporate/ir/.

   About Enterasys Networks

   Enterasys Networks (NYSE: ETS) is a global provider of Secure Networks(TM) for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and adaptability benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems (IDS), visit enterasys.com.

   This press release contains forward-looking statements regarding future opportunities and financial performance of us or other future events and circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 28, 2002. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.


ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

(Unaudited)                Fourth Quarter Third Quarter Fourth Quarter
                                Ended          Ended         Ended
                              January 3,    September 27, December 28,
                                 2004           2003          2002
Net revenue:
  Product                        $74,893       $70,792        $86,727
  Services                        28,396        27,625         34,511
    Total revenue                103,289        98,417        121,238
Cost of revenue:
  Product                         34,111        40,329         68,853
  Services                        11,327        15,052         10,090
    Total cost of revenue         45,438        55,381         78,943

      Gross margin                57,851        43,036         42,295

Operating expenses:
  Research and development (b)    20,692        21,352         20,031
  Selling, general and
   administrative                 40,168        44,321         52,764
  Amortization of
   intangible assets               1,598         1,597          2,177
  Stock-based compensation             8            28            106
  Shareholder litigation
   expense (c)                         -        15,900              -
  Restructuring charges (d)          991         8,338          1,004
    Total operating
     expenses                     63,457        91,536         76,082

      Loss from operations        (5,606)      (48,500)       (33,787)

Interest income, net                 962         1,000          2,146
Other expense, net                (4,291)       (8,550)        (4,851)
    Loss from continuing
     operations before
     income taxes                 (8,935)      (56,050)       (36,492)
Income tax (benefit) expense           -             -         (9,147)
    Loss from continuing
     operations                   (8,935)      (56,050)       (27,345)

Discontinued operations:
  Loss on disposal (net of
   tax expense of $0)                  -             -              -
      Loss from
       discontinued
       operations                      -             -              -

  Net loss                        (8,935)      (56,050)       (27,345)
Accretive dividend and
 accretion of discount on
 preferred  shares                     -             -         (3,266)
  Net loss available to
     common shareholders         $(8,935)     $(56,050)      $(30,611)

Basic and diluted loss per
 common share:
   Loss from continuing
    operations available to
    common shareholders           $(0.04)       $(0.27)        $(0.15)
   Loss from discontinued
    operations                        $-            $-             $-
   Net loss available to
    common shareholders           $(0.04)       $(0.27)        $(0.15)

Basic and diluted weighted
 average number of common
 shares outstanding              208,777       205,428        201,888


(Unaudited)
                                            Year Ended     Year Ended
                                             January 3,   December 28,
                                               2004          2002 (a)
Net revenue:

  Product                                     $300,119       $346,610
  Services                                     114,419        138,187
    Total revenue                              414,538        484,797
Cost of revenue:
  Product                                      159,186        231,359
  Services                                      46,977         43,643
    Total cost of revenue                      206,163        275,002

      Gross margin                             208,375        209,795

Operating expenses:
  Research and development (b)                  84,029         85,019
  Selling, general and administrative          173,934        234,960
  Amortization of intangible assets              6,503          8,708
  Stock-based compensation                         157          2,644
  Shareholder litigation expense (c)            15,900              -
  Restructuring charges (d)                     17,532         31,978
    Total operating expenses                   298,055        363,309

       Loss from operations                    (89,680)      (153,514)

Interest income, net                             5,132          8,347
Other expense, net                             (27,354)       (42,625)
    Loss from continuing operations before
     income taxes                             (111,902)      (187,792)
Income tax (benefit) expense                       749        (85,247)
    Loss from continuing operations           (112,651)      (102,545)

Discontinued operations:
  Loss on disposal (net of tax
   expense of $0)                                    -        (11,700)
      Loss from discontinued operations              -        (11,700)

  Net loss                                    (112,651)      (114,245)
Accretive dividend and accretion of
 discount on preferred  shares                  (2,192)       (12,963)
  Net loss available to common
   shareholders                              $(114,843)     $(127,208)

Basic and diluted loss per common share:
   Loss from continuing operations
    available to common shareholders            $(0.56)        $(0.57)
   Loss from discontinued operations                $-         $(0.06)
   Net loss available to common
    shareholders                                $(0.56)        $(0.63)

Basic and diluted weighted average number
 of common shares outstanding                  205,009        201,562


(a) The Statement of Operations for the year ended December 28, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

(b) Excludes non-cash stock-based compensation.

(c) For the quarter ended September 27, 2003, the Company recorded a shareholder litigation charge of $15.9 million reflecting the $50.4 million settlement cost of the outstanding shareholder litigation in connection with the financial restatements for the 2001 fiscal and transition years net of cash proceeds of $34.5 million from certain of its insurers.

(d) For the quarter ended January 3, 2004, the Company recorded restructuring charges of $1.0 million which consisted of employee severance costs. For the quarter ended September 27, 2003, the Company recorded restructuring charges of $8.3 million of which $6.3 million consisted of employee severance costs and $2.0 million for facility exit costs. For the quarter ended December 28, 2002, the Company recorded net restructuring charges of $1.0 million which consisted primarily of facility exit costs. For the year ended January 3, 2004, the Company recorded restructuring charges of $17.5 million of which $14.7 million consisted of employee severance costs and $2.8 million for facility exit costs. For the year ended December 28, 2002, the Company recorded restructuring charges of $32.0 million of which $26.0 million consisted of employee severance costs and $6.0 million primarily for facility exit costs.


ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                              January 3,  December 28,
                                                 2004        2002 (a)
                  ASSETS
Current assets:
  Cash and cash equivalents                    $136,801      $136,193
  Marketable securities                          29,851        82,853
  Accounts receivable, net                       37,541        41,683
  Inventories, net                               29,049        44,552
  Income tax receivable                             595        38,695
  Prepaid expenses and other current assets      18,497        19,720
    Total current assets                        252,334       363,696

Restricted cash, cash equivalents and
 marketable securities                           18,693        24,450
Long-term marketable securities                  35,803        69,766
Investments                                      11,417        39,135
Property, plant and equipment, net               37,881        47,407
Goodwill                                         15,129        15,129
Intangible assets, net                           17,353        21,764
    Total assets                               $388,610      $581,347

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $39,738       $47,589
  Accrued compensation and benefits              26,832        31,138
  Other accrued expenses                         24,114        32,269
  Accrued legal and litigation costs              8,338        10,297
  Accrued restructuring charges                   6,407         3,994
  Deferred revenue                               41,187        49,720
  Customer advances and billings in excess
   of revenues                                    7,323         7,398
  Income taxes payable                           44,275        48,242
  Current portion of redeemable
   convertible preferred stock                        -        94,800
    Total current liabilities                   198,214       325,447

  Long-term deferred revenue                      6,217         6,262
  Long-term accrued restructuring charges         4,118         3,688
    Total liabilities                           208,549       335,397

Stockholders' equity (b)                        180,061       245,950
    Total liabilities and stockholders'
     equity                                    $388,610      $581,347

(a) The Balance Sheet at December 28, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

(b) On October 16, 2003, the Company reached an agreement to settle all outstanding shareholder litigation in connection with the financial restatements for the 2001 fiscal and transition years. For the quarter ended September 27, 2003, the Company recorded a litigation liability of $50.4 million which is payable in cash and common stock. As of January 3, 2004, the balance of approximately $28.1 million, payable in common stock, has been reclassed to stockholders' equity. During the quarter ended January 3, 2004, the Company also received $34.5 million in cash proceeds from certain of its insurers.


ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                       Quarter      Quarter
                        Ended        Ended    Year Ended   Year Ended
                      January 3,  December 28, January 3, December 28,
                         2004         2002        2004       2002 (a)
Cash flows from
 operating activities:
  Net loss               $(8,935)    $(27,345) $(112,651)   $(114,245)

  Adjustments to reconcile net
   loss to net cash provided by
   (used in) operating
   activities:

    Loss from
     discontinued
     operations                -            -          -       11,700
    Depreciation and
     amortization          7,552       10,469     31,257       42,833
    Provision for
     (recoveries)
     losses on
     accounts
     receivable           (2,212)         814     (7,852)       1,630
    Provision for
     inventory write-
     downs                 1,599       17,563     12,246       17,885
    Loss on investment
     write-downs           3,290        6,944     27,775       22,119
    Other non-cash
     adjustments           2,104       (1,186)     2,335       22,008
    Changes in current
     assets and
     liabilities          24,673       29,555     52,647      (12,237)
      Net cash
       provided by
       (used in)
       operating
       activities         28,071       36,814      5,757       (8,307)

Cash flows from
 investing activities:
    Capital
     expenditures and
     purchases of
     intangible assets    (5,379)      (7,368)   (18,589)     (24,608)
    Purchases and
     sales of
     marketable
     securities           19,248      (12,833)    91,653        1,534
    Other investing
     activities             (965)      (7,368)     1,423        2,430
      Net cash
       provided by
       (used in)
       investing
       activities         12,904      (27,569)    74,487      (20,644)

Cash flows from
 financing activities:
    Proceeds from
     employee stock
     plans                 1,688            -     12,436        4,666
    Proceeds from
     notes receivable          -        1,000      4,950       15,000
    Net payments for
     redemption of
     Series D and E
     Preferred Stock           -            -    (97,138)           -
    Cash flows from
     discontinued
     operations                -        7,568          -       29,509
      Net cash
       provided by
       (used in)
       financing
       activities          1,688        8,568    (79,752)      49,175

Effect of exchange
 rate changes on cash       (875)       2,097        116        1,169

Net increase in cash
 and cash equivalents     41,788       19,910        608       21,393
Cash and cash
 equivalents at
 beginning of period      95,013      116,283    136,193      114,800
Cash and cash
 equivalents at end of
 period                 $136,801     $136,193   $136,801     $136,193


(a) The Statement of Cash Flows for the year ended December 28, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.


    CONTACT: Enterasys Networks Inc.
             Investor Relations
             Kristen Sheppard, Esq.
             Investor-relations@enterasys.com
             or
             Press Relations
             Drew Miale, 978-684-1201
             dmiale@enterasys.com